Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER ("Merger Agreement"), dated as of November 17, 2009, by and between iVoice Technology, a New Jersey corporation (the "Company"), and B Green Innovations, Inc., a New Jersey corporation ("the Subsidiary").

1. Merger. Subject to the terms and conditions of this Merger Agreement, the Subsidiary shall be merged with and into the Company (the "Merger") in accordance with Section 10-5.1  of the New Jersey Business Corporation Act ("NJBCA") and such that the Company shall be the surviving corporation (hereinafter referred to as the "Surviving Corporation"). The Merger shall become effective upon the date (the "Effective Date") on which the Certificate of Merger, executed and acknowledged on behalf of the Company and the Subsidiary, in accordance with the requirements of the NJBCA, has been filed with the New Jersey Treasurer.

   2. Certificate of Incorporation. The Certificate of Incorporation of the Company, as in effect on the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment, until thereafter amended in accordance with the provisions thereof and applicable laws.

3. Directors, Officers and By-Laws. The directors of the Company immediately prior to the Effective Date shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the By-Laws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Date shall be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the By-Laws of the Surviving Corporation.  The By-Laws of the Company, as in effect on the Effective Date, shall be the By-Laws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws.

   4. Succession. From and after the Effective Date, the Surviving Corporation shall succeed, insofar as permitted by law, to all of the rights, assets, liabilities and obligations of the Subsidiary; and the title to any real estate vested by deed or otherwise, in either of the Subsidiary and/or the Surviving Corporation, shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens on any property of either of said corporation shall be reserved unimpaired, and all debts, liabilities and duties of said corporations shall, as of the Effective Date, attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it, and any claim existing or action or proceeding pending by or against any of said corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The employees and agents of the Subsidiary shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of the Subsidiary.

   5. Further Assurances. From time to time as and when requested by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of the Subsidiary and/or the Surviving Corporation such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, protect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interest, assets, right, privileges, immunities, powers, franchises, and authority of the Subsidiary, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of the Subsidiary, or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

   6. Conversion of Shares.

   (b) Upon the Effective Date, each share of the Subsidiary's Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action on the part of any holder thereof, shall be cancelled and retired.

   (c)  Upon the Effective Date, the one hundred (100) shares of Subsidiary’s Common Stock currently issued and outstanding shall be canceled and retired without any consideration being issued or paid therefor

   7. Stock Certificates. Upon the Effective Date, each certificate representing issued and outstanding shares of the Company’s Common Stock  shall be deemed and treated for all purposes as representing the shares of Common Stock of the Surviving Corporation.

   9. Stockholder Approval. Pursuant to Section 10-5.1(1) of the NYBCA, no shareholder approval is required by the shareholders of either the Company or the Subsidiary.

   10. Plan of Reorganization. This Agreement is intended to be a plan of reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder.

   11. Amendment. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Date with respect to any of the items contained herein.

   13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of New Jersey, except to the extent the laws of the State of New Jersey are required to apply to the Merger.

   IN WITNESS WHEREOF, this Merger Agreement is hereby executed on behalf of the Subsidiary and the Company by their respective duly authorized officers as of the date first written above.

iVoice Technology, Inc.,
a New Jersey corporation

By:____________________
Jerome Mahoney
President

B Green Innovations, Inc.
a New Jersey corporation

By:____________________
Jerome Mahoney
President